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                                                                     EXHIBIT 5.1


                  [LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]


                                  May 29, 1998



WRITER'S DIRECT DIAL NUMBER                                     OUR FILE NUMBER
    (714) 451-3800                                               C 75293-00014



RemedyTemp, Inc.
32122 Camino Capistrano
San Juan Capistrano, CA  92675

        Re: Registration Statement on Form S-8
            for 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan for Outside Directors

Ladies and Gentlemen:

        We have acted as your counsel in connection with the preparation of a Registration Statement to be filed with the Securities and Exchange Commission on the date hereof, to register, under the Securities Act of 1933, as amended (the "Act"), 25,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), to be paid to non-employee, non-officer directors ("Outside Directors") of the Company pursuant to the Company's 1998 RemedyTemp, Inc. Deferred Compensation and Stock Ownership Plan (the "Plan").

        For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined originals and copies, certified or otherwise, identified to our satisfaction, of the Plan, the Company's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, and the records of corporate proceedings and other actions taken by the Company in connection with the Plan and the Common Stock issuable thereunder, and such other documents, corporate records and other instruments as we have deemed necessary or appropriate. Based upon the foregoing and in reliance thereon, and subject to (i) compliance with applicable state securities laws and (ii) the effectiveness of the Registration Statement pursuant to the Act, it is our opinion that the Common Stock, when issued in accordance with the Registration Statement and the Plan, will be validly issued, fully paid and non-assessable.

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GIBSON, DUNN & CRUTCHER LLP

RemedyTemp, Inc.
May 29, 1998
Page 2


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations thereunder.

                                            Very truly yours,


                                            /s/ GIBSON, DUNN & CRUTCHER LLP
                                            ------------------------------------
                                                GIBSON, DUNN & CRUTCHER LLP

WLS/JPB